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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report March 11, 1998



                          THE COMMERCIAL BANCORP, INC.
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               (Exact Name of Registrant as Specified in Charter)


          Florida                                        59-3396236
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(State or other jurisdiction)                (IRS Employer Identification No.)

       333-19201
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(Commission File Number)



                  258 N. Nova Road, Ormond Beach, Florida 32174
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               (Address of Principal Executive Offices) (Zip Code)

                                 (904) 672-3003
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.       Other Events

         On March 11, 1998 the Company issued the following press release:

         ORMOND BEACH, FLA -- The Commercial Bancorp, Inc. (TCB), parent company of The Commercial Bank of Volusia County, Florida , announced today its intentions to organize and open a new state-chartered commercial bank in Sebring, Florida.

         Gary G. Campbell, president and chief executive officer of TCB, and Larry Kent, chairman of the board of TCB, jointly declared TCB's intention to apply to the Florida Department of Banking and Finance for permission to open a new bank in Sebring. The Sebring organizing group will join with TCB to raise the necessary capital to organize the Sebring bank. It will operate as a wholly owned subsidiary of TCB.

         Directors of the proposed Sebring bank will be selected from the organizing group. Three of the organizers will be nominated to serve as directors of TCB's board, according to Kent.

         "We are very excited about this new venture in Highlands County," said Kent, former chairman of the board of First State Bank of Florida. SouthTrust Bank purchased First State Bank of Florida in 1996.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE COMMERCIAL BANCORP, INC.



Date: March 11, 1998                     /s/ Gary G. Campbell
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                                             Gary G. Campbell
                                             President and
                                             Chief Executive Officer



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